Exhibit 99.1

Frontier Holdings, LLC

Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Frontier Holdings, LLC

December 31, 2025 and September 30, 2025

Frontier Holdings, LLC

Consolidated Balance Sheets

December 31, 2025 and September 30, 2025

(in thousands)

	(Unaudited) 12/31/2025	(Audited) 9/30/2025
Assets
Cash and due from banks	$12,819	$11,021

Cash and cash equivalents	12,819	11,021
Interest-bearing time deposits in banks	100	100
Securities available-for-sale	83,597	84,260
Loans, including loans held for sale of $1,150 and $903 and net of allowance for credit losses of $14,509 and $14,492, respectively	1,288,884	1,276,277
Operating lease right-of-use asset	7,982	8,087
Premises and equipment, net	3,323	3,407
Interest receivable	10,599	10,902
Nonmarketable equity securities, at cost	6,849	6,908
Goodwill	15,213	15,213
Other assets	3,056	4,201

Total assets	$1,432,422	$1,420,376

Frontier Holdings, LLC

Consolidated Balance Sheets

December 31, 2025 and September 30, 2025

(in thousands)

	(Unaudited)	(Audited)
	12/31/2025	9/30/2025
Liabilities and Members’ Equity
Liabilities
Deposits
Demand	$150,112	$94,637
Demand-interest bearing	398,104	401,962
Savings	39,517	39,950
Time	543,982	558,919

Total Deposits	1,131,715	1,095,468
Short-term borrowings	—	35,000
Federal Home Loan Bank advances	141,135	135,280
Other borrowed funds	22,486	18,618
Operating lease liabilities	8,344	8,426
Interest payable and other liabilities	11,823	8,518

Total liabilities	1,315,503	1,301,310

Members’ Equity
Members’ equity	116,919	119,066

Total members’ equity	116,919	119,066

Total liabilities and members’ equity	$1,432,422	$1,420,376

Frontier Holdings, LLC

Consolidated Statements of Income

For the Three Months Ended December 31, 2025 and 2024

(in thousands)

	(Unaudited) 12/31/2025	(Unaudited) 12/31/2024
Interest and Dividend Income
Loans, including fees	$20,378	$18,627
Securities	690	783
Federal funds sold and deposits with other financial institutions	159	170

Total interest and dividend income	21,227	19,580

Interest Expense
Deposits	8,432	8,615
Federal funds purchased	352	—
Federal Home Loan Bank advances and other borrowed funds	1,521	1,769

Total interest expense	10,305	10,384

Net Interest Income	10,922	9,196
Provision for Credit Losses
Loans	10	87
Off-balance sheet credit exposures	50	232

Total provision for credit loss expense	60	319

Net Interest Income After Provision for Credit Losses	10,862	8,877

Noninterest income
Net gain on loan sales	339	263
Net realized gain (loss) on available-for-sale securities	—	16
Other	351	326

Total noninterest income	690	605

Noninterest Expense
Salaries and employee benefits	5,973	4,019
Occupancy and equipment	818	772
Other	5,652	1,763

Total noninterest expense	12,443	6,554

Net Income	$(891)	$2,928

Frontier Holdings, LLC

Consolidated Statements of Comprehensive Income

For the Three Months Ended December 31, 2025 and 2024

(in thousands)

	(Unaudited) 12/31/2025	(Unaudited) 12/31/2024
Net Income	$(891)	$2,928

Other Comprehensive Income
Change in unrealized gains (losses) on available-for-sale securities	644	(2,133)

Comprehensive Income	$(247)	$795

Frontier Holdings, LLC

Consolidated Statements of Members’ Equity

For the Periods Ended December 31, 2025 and September 30, 2025

(in thousands except unit data)

	Members’ Equity		Retained Earnings	Accumulated Other Comprehensive (Loss)	Total
	Units	Amounts
Balance, September 30, 2024 (Audited)	$43,129	$56,128	$62,616	$(9,399)	$109,345
Net income	—	—	2,928	—	2,928
Other comprehensive income	—	—	—	(2,133)	(2,133)
Distributions to members	—	—	(500)	—	(500)

Balance, December 31, 2024 (Unaudited)	43,129	56,128	65,044	(11,532)	109,640
Issuance of members’ units	145	443	—	—	443
Net income	—	—	9,974	—	9,974
Other comprehensive income	—	—	—	2,609	2,609
Distributions to members	—	—	(3,600)	—	(3,600)

Balance, September 30, 2025 (Audited)	43,274	56,571	71,418	(8,923)	119,066
Net income	—	—	(891)	—	(891)
Other comprehensive income	—	—	—	644	644
Distributions to members	—	—	(1,900)	—	(1,900)

Balance, December 31, 2025 (Unaudited)	$43,274	$56,571	$68,627	$(8,279)	$116,919

Frontier Holdings, LLC

Consolidated Statements of Cash Flows

For the Three Months Ended December 31, 2025 and 2024

(in thousands)

	(Unaudited) 12/31/2025	(Unaudited) 12/31/2024
Operating Activities
Net income	$(891)	$2,928

Items not requiring (providing) cash
Depreciation and amortization	145	140
Amortization of operating lease right-of-use asset	106	127
Provision for credit losses	60	319
Amortization and accretion of securities, net	87	99
Net realized (gain) or loss on equity securities	1	(15)
Net realized gain on sale of other real estate owned	—	(16)
Changes in
Interest receivable	303	184
Other assets	1,145	1,002
Operating lease liability	(82)	(101)
Interest payable and other liabilities	3,303	(70)

Net cash provided by operating activities	4,177	4,597

Investing Activities
Purchases of securities	(113)	(366)
Proceeds from maturities and paydowns of securities	1,334	1,692
Purchases of Federal Home Loan Bank stock	(617)	(529)
Redemptions of Federal Home Loan Bank stock	675	1,065
Net changes in loans	(12,667)	(13,851)
Purchases of premises and equipment	(61)	(13)
Proceeds from sale of foreclosed assets	—	168

Net cash used in investing activities	(11,449)	(11,834)

Frontier Holdings, LLC

Consolidated Statements of Cash Flows – Continued

For the Three Months Ended December 31, 2025 and 2024

(in thousands)

	(Unaudited) 12/31/2025	(Unaudited) 12/31/2024
Financings Activities
Net change in deposit accounts	$36,247	$21,150
Proceeds from Federal Home Loan Bank advances	147,200	112,700
Repayment of Federal Home Loan Bank advances	(141,345)	(145,800)
Proceeds from other borrowed funds	12,767	25,812
Repayment of other borrowed funds	(8,899)	(3,090)
Net change in short-term borrowings	(35,000)	—
Distributions to members	(1,900)	(500)

Net cash provided by financing activities	9,070	10,272

Decrease in cash and cash equivalents	1,798	3,035
Cash and cash equivalents, beginning of year	11,021	15,994

Cash and cash equivalents, end of year	$12,819	$19,029

Supplemental cash flows information
Interest paid	$10,771	$10,826
State deposit taxes paid	(6)	22

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies

The accompanying unaudited condensed interim consolidated financial statements as of and for the period ended December 31, 2025 have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) for interim financial information and in accordance with guidance provided by the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial information. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. In the opinion of management, the interim statements reflect all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows of the Company on a consolidated basis and all such adjustments are of a normal recurring nature. These financial statements and the accompanying notes should be read in conjunction with the Company’s audited financial statements for the fiscal year ended September 30, 2025.

Nature of Operations

Frontier Holdings, LLC (“the Company”) is a financial holding company whose principal activity is ownership and management of its wholly-owned subsidiaries.

The consolidated financial statements include the accounts of the Frontier Holdings, LLC and its wholly-owned subsidiaries: Frontier Bank, Omaha, Nebraska (“the Bank”) and FH REM 1, LLC, a real estate holding company.

The Company is engaged in banking services in the midwestern United States, primarily in the state of Nebraska. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, its subsidiary, and the subsidiary Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for credit losses and fair values of financial instruments.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks and federal funds sold, all which have original maturities of three months or less.

Interest-bearing Time Deposits in Banks

Interest-bearing time deposits in banks have original maturities of one to five years and are carried at cost.

Securities

Available for sale securities are recorded at fair value, with unrealized gains and losses excluded from earnings and reported in accumulated other comprehensive income (loss). Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Allowance for Credit Losses – Available-for-Sale Debt Securities

For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more-likely-than-not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through other expense. For available-for-sale securities that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In such assessment, the Company considers the extent to which fair value is less than amortized cost, if there are any changes to the investment grade of the security by a rating agency, and if there are any adverse conditions that impact the security. If this assessment indicates a credit loss exists, the present value of cash flows expected to be collected from the security is compared to the amortized cost basis of the security. If the present value of the cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses (ACL) is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any estimated unrealized losses that have not been recorded through ACL are recognized in other comprehensive income/(loss).

The Company has elected to exclude accrued interest from the estimate of credit losses for available-for-sale debt securities which totaled $425,000 and $422,000 as of December 31, 2025 and September 30, 2025, respectively. As part of its non-accrual policy, the Company charges-off uncollectible interest at the time it is determined to be uncollectable. There were no credit losses for available-for-sale debt securities recorded at December 31, 2025 and September 30, 2025.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are recognized in noninterest income upon sale of the loan.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoffs are reported at their outstanding principal balances adjusted for charge-offs and the allowance for credit losses.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well secured and in process of collection. Past-due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Credit Losses - Loans

The allowance for credit losses is a valuation account that is deducted from loan’s amortized cost basis to present the net amount expected to be collected on loans. The provision for credit losses is charged to income. Credit losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for credit losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and current and forecasted economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Groups of loans with similar risk characteristics are collectively evaluated. Loans that do not share risk characteristics are evaluated on an individual basis. Loans with similar risk characteristics are grouped into homogeneous segments, or pools, for analysis.

A loan is individually evaluated for allowance for credit loss when the loan is assigned a substandard rating and is considered impaired by management. Factors considered by management in determining individual evaluation include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

A weighted average remaining maturity, or WARM method is used to determine the allowance for credit losses for loan pools. The WARM method requires the use of historic loan loss data across a comparable data set and the application of an adjusted loss rate applied to each loan over their expected remaining term, taking into consideration loan segmentation and expected economic conditions over the relevant timeframe.

Application of the WARM method to estimate a current expected credit loss (CECL) reserve requires judgement, including (i) the appropriate historical loss rate reference data, (ii) the expected timing and amount of future loan fundings and repayments and (iii) the current quality of our portfolio and our expectations of performance and market conditions over the relevant time period. The internal risk rating of each loan is considered the primary credit quality indicator underlying the CECL assessment.

The CECL reserve is measured on a collective basis wherever similar risk characteristics exist within a pool of similar assets. We have identified the following pools and measure the reserve for credit losses based on these identified loan segments.

•	Commercial

•	Commercial Real Estate

•	Residential Real Estate

•	Agricultural

•	Agricultural Real Estate

•	Consumer and Other

In addition, qualitative factors are used that are determined to be relevant in assessing expected credit losses within the loan portfolio. Various risks that may be considered are as follows.

i) Changes in the value of the underlying collateral for loans that are non-collateral dependent.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

ii) Actual and expected changes in international, national, regional, and local economic and business conditions and developments that affect the collectability of the loan pools.

iii) Changes in lending policies and procedures, including changes in underwriting standards and practices for collections, write-offs, and recoveries.

iv) Changes in the nature and volume of the loan pools and in the terms of the underlying loans.

v) Changes in the volume and severity of past due financial assets, the volume of nonaccrual assets, and the volume and severity of adversely classified or graded assets.

vi) The existence, growth, and effect of any concentration of credit

vii) Changes in the experience, ability, and depth of our lending management and staff

viii) Changes in the quality of our credit review function

ix) Changes in legal/regulatory environment.

Allowance for Credit Losses - Off-Balance-Sheet Credit Exposures

The allowance for credit losses on off-balance-sheet credit exposure is a liability account, representing expected credit losses over the contractual period for which the company is exposed to credit risk resulting from a contractual obligation to extend credit. Commitments are evaluated in pools under a WARM methodology, similar to what is done for the loan portfolio, while incorporating managements assumptions for funding. No allowance is recognized if the Company has the unconditional right to cancel the obligation. The allowance is reported as a component of interest payable and other liabilities in the consolidated balance sheets. Adjustments to the allowance are reported in the consolidated statement of income as a component of provision for credit loss expense which totaled $50,000 and $232,000 for the periods ended December 31, 2025 and 2024, respectively. The Company has an allowance for credit loss on off-balance-sheet exposure of $435,000 and $385,000 as of December 31, 2025 and September 30, 2025, respectively.

Premises and Equipment

Land is carried at cost. Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and depreciated using the straight-line method over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Maintenance and repairs, which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains or losses on dispositions of premises and equipment are included in income.

The estimated useful lives for each major depreciable classification of premises and equipment are as follows:

Buildings and improvements	35-40 years
Leasehold improvements	5-10 years
Furniture and fixtures	3-7 years

Long-Lived Asset Impairment

The Company evaluates the recoverability of the carrying value of long-lived assets whenever events or circumstances indicate the carrying amount may not be recoverable. If a long-lived asset is tested for recoverability and the undiscounted estimated future cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, the asset cost is adjusted to fair value and an impairment loss is recognized as the amount by which the carrying amount of a long-lived asset exceeds its fair value. No asset impairment was recognized during the periods ended December 31, 2025 and 2024.

Nonmarketable Equity Securities

The Company, as a member of one of the Federal Home Loan Banks (FHLB), is required to maintain an investment in capital stock of the FHLB. Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost. Management reviews for impairment based on the ultimate recoverability of the cost basis in the FHLB stock.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale (included in other assets) and are initially recorded at fair value less cost to sell at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in noninterest income or expense.

Goodwill

Goodwill is evaluated annually for impairment or more frequently if impairment indicators are present. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

Income and State Depository Taxes

The Company’s members have elected to have the Company’s income taxed as an “S” Corporation under provisions of the Internal Revenue Code and a similar section of the state income tax laws. Therefore, taxable income or loss is reported to the individual stockholders for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements. The provision for income taxes reflected in these statements is for state income taxes only and shown in other noninterest expenses.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income or loss. Other comprehensive income or loss includes unrealized gains or losses on securities available for sale.

Member Unit Incentive Plan

At December 31, 2025 and 2024, the Company recognizes the calculated price of unit-based awards to employees as compensation over the requisite service period. The unit-based employee compensation plan is described more fully in Note 14.

Revenue Recognition

The Company applies Financial Accounting Standards Board Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) to some of its revenue. The majority of the Company’s revenues come from interest income from securities and loans that are outside the scope of Topic 606. The Company’s services that fall within the scope of Topic 606 are presented within non-interest income in the accompanying statements of income and are recognized as revenue as the Company satisfies its obligation to the customer. Services within the scope of Topic 606 include service charges on deposits (e.g., overdraft fees and ATM fees) and the gain on sale of foreclosed assets.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 1:	Nature of Operations and Summary of Significant Accounting Policies - Continued

A description of the Company’s revenue streams accounted for under Topic 606 are as follows:

Deposit Services. The Company generates revenues through fees charged to depositors related to deposit account maintenance fees, overdrafts, ATM fees, wire transfers, and additional miscellaneous services provided at the request of the depositor. For deposit-related services, revenue is recognized when performance obligations are satisfied, which is, generally, at a point in time.

Gains/Losses on Sales of Foreclosed Assets. The Company records a gain or loss from the sale of foreclosed assets when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the sale of foreclosed assets to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the foreclosed asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.

Reclassifications

Certain reclassifications have been made to the 2024 consolidated financial statements to conform to the 2025 consolidated financial statement presentation. These reclassifications had no effect on net earnings.

Nebraska Department of Banking and Finance Requirements

The audits of the Company were designed to meet the minimum requirements of 45 NAC 25-001 of the Nebraska Department of Banking and Finance for Nebraska.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 2:	Securities

The amortized cost and fair value, with gross unrealized gains and losses at December 31, 2025 and September 30, 2025 are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
12/31/2025 (Unaudited)	(in thousands)
Securities available for sale
U.S. Treasuries	$17,432	$—	$(1,005)	$16,427
State and political subdivisions	34,504	—	(5,831)	28,673
Mortgage-backed (GSE residential/commercial)	39,940	23	(1,466)	38,497

	$91,876	$23	$(8,302)	$83,597

9/30/2025 (Audited)
Securities available for sale
U.S. Treasuries	$17,470	$—	$(1,163)	$16,307
State and political subdivisions	34,531	—	(6,230)	28,301
Mortgage-backed (GSE residential/commercial)	41,182	15	(1,545)	39,652

	$93,183	$15	$(8,938)	$84,260

The carrying value of securities pledged as collateral to secure public deposits and for other purposes, was $19,425,000 and $26,505,000 at December 31, 2025 and September 30, 2025, respectively.

The amortized cost and fair value of available for sale securities by contractual maturity at December 31, 2025 are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
	(in thousands)
Within one year	$2,620	$2,572
One to five years	20,748	19,435
Five to ten years	8,792	7,581
After ten years	19,776	15,512

	51,936	45,100
Mortgage-backed securities	39,940	38,497

Totals	$91,876	$83,597

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 2:	Securities – Continued

For the years ended December 31, 2025 and September 30, 2025 there were no gross gains or gross losses.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2025 and September 30, 2025, was $78,671,000 and $80,086,000, respectively, which is approximately 94% and 95%, respectively, of the Company’s available-for-sale investment portfolio.

The following tables show the investment’s gross unrealized losses and fair value of the investments for which an allowance for credit losses has not been recorded, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2025 and September 30, 2025:

	Less than 12 Months		12 Months or More		Total
Description of Available-for-sale Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
(in thousands)
12/31/2025 (Unaudited)
U.S Treasuries	$—	$—	$16,427	$(1,005)	$16,427	$(1,005)
State and political subdivisions	—	—	26,803	(5,831)	26,803	(5,831)
Mortgage-backed securities
(GSE residential/commercial)	—	—	35,441	(1,466)	35,441	(1,466)

Total temporarily impaired securities	$—	$—	$78,671	$(8,302)	$78,671	$(8,302)

9/30/2025 (Audited)
U.S Treasuries	$—	—	$16,307	$(1,163)	$16,307	$(1,163)
State and political subdivisions	—	—	26,408	(6,230)	26,408	(6,230)
Mortgage-backed securities
(GSE residential/commercial)	5	(1)	37,366	(1,544)	37,371	(1,545)

Total temporarily impaired securities	$5	(1)	$80,081	$(8,937)	$80,086	$(8,938)

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 2:	Securities – Continued

U. S. Treasury Securities

The unrealized losses on the Company’s investment in U. S. Treasury securities were caused by interest rate changes. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses on those investments at December 31, 2025 and September 30, 2025, respectively.

Mortgage-backed Securities

The unrealized losses on the Company’s investment in mortgage-backed securities, including private-labeled mortgage-backed securities, were caused by interest rate changes. The Company expects to recover the amortized cost basis over the term of the securities. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses on those investments at December 31, 2025 and September 30, 2025, respectively.

State and Political Subdivisions

The unrealized losses on the Company’s investments in securities of state and political subdivisions were caused by interest rate increases. The contractual terms of those investments do not permit the issuer to settle the securities at a price less than the amortized cost bases of the investments. Because the Company does not intend to sell the investments and it is not more likely than not the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company has not recorded an allowance for credit losses on those investments at December 31, 2025 and September 30, 2025, respectively.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses

Classes of loans at December 31, 2025 and September 30, 2025, include:

	(Unaudited) 12/31/2025	(Audited) 9/30/2025
	(in thousands)
Commercial	$158,697	$165,914
Commercial real estate	498,663	492,330
Residential real estate	386,114	387,101
Agricultural	79,381	68,576
Agricultural real estate	172,035	168,404
Consumer and other	8,503	8,444

Gross loans	1,303,393	1,290,769
Less: Allowance for credit losses	14,509	14,492

Net loans	1,288,884	1,276,277

The following tables present the balance and activity in the allowance for credit losses based on portfolio segment for the periods ended December 31, 2025 and December 31, 2024, respectively, (in thousands):

	Commercial	Commercial Real Estate	Residential Real Estate	Agricultural	Agricultural Real Estate	Consumer and Other	Total
12/31/2025 (Unaudited)
Allowance for Credit Losses
Balance, beginning of year	$1,898	$5,562	$4,279	$723	$1,756	$274	$14,492
Provision charged to expense	7	25	130	68	(39)	(181)	10
Loans charged off	—	(6)	(4)	—	—	—	(10)
Recoveries	2	—	15	—	—	—	17

Balance, end of year	$1,907	$5,581	$4,420	$791	$1,717	$93	$14,509

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

	Commercial	Commercial Real Estate	Residential Real Estate	Agricultural	Agricultural Real Estate	Consumer and Other	Total
12/31/2024 (Unaudited)
Allowance for Credit Losses
Balance, beginning of year	$1,956	$5,067	$3,853	$657	$1,858	$105	$13,496
Provision charged to expense	(52)	431	231	208	(739)	8	87
Loans charged off	—	(25)	—	—	—	(2)	(27)
Recoveries	—		—	—	232		232

Balance, end of year	$1,904	$5,473	$4,084	$865	$1,351	$111	$13,788

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

Internal Risk Categories

Loan grades are numbered 1 through 8. Grades 1 through 4 are considered satisfactory grades. The grade of 5, or Watch or Special Mention, represents loans of lower quality and is considered criticized. The grades of 6, or Substandard, and 7, or Doubtful, refer to assets that are classified. The use and application of these grades by the Bank will be uniform and shall conform to the Bank’s policy.

Prime (1) loans are of superior quality with excellent credit strength and repayment ability providing a nominal credit risk.

Good (2) loans are of above average credit strength and repayment ability providing only a minimal credit risk.

Satisfactory (3) loans of reasonable credit strength and repayment ability providing an average credit risk due to one or more underlying weaknesses.

Acceptable (4) loans of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses. New borrowers are typically not underwritten within this classification.

Special Mention (5) assets have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution’s credit position at some future date. Special mention assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (6) loans are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Doubtful (7) loans classified as doubtful have all the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of current known facts, conditions, and values, highly questionable and improbable.

Loss (8) loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the loan has absolutely no recovery or salvage value but rather it is not practical or desirable to defer writing off even though partial recovery may be affected in the future.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

Risk characteristics applicable to each segment of the loan portfolio are described as follows.

Commercial and Financing Leases: The commercial and financing lease portfolios include loans to commercial customers for use in financing working capital needs and equipment purchases and expansions. The loans in this category are repaid primarily from the cash flow of a borrower’s principal business operation. Credit risk in these loans is driven by creditworthiness of a borrower and the economic conditions that impact the cash flow stability from business operations.

Commercial Real Estate: Commercial real estate loans typically involve larger principal amounts, and repayment of these loans is generally dependent on the successful operations of the property securing the loan or the business conducted on the property securing the loan. These loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values, and the local economies in the Company’s market areas.

Residential Real Estate: The residential 1-4 family real estate loans are generally collateralized by owner-occupied 1-4 family residences. Repayment of these loans is primarily dependent on the personal income and credit rating of the borrowers. Credit risk in these loans can be impacted by economic conditions within the Company’s market areas that might impact either property values or a borrower’s personal income. Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

Agricultural and Agriculture Real Estate: Agricultural and agricultural real estate loans are generally collateralized by livestock, equipment and real estate used for farm production or grazing. Repayment of agricultural loans is dependent on the successful operation or management of the farm property collateralizing the loan. The success of the loan may also be affected by many factors outside the control of the farm borrower. Weather presents one of the greatest risks as hail; drought, floods, or other conditions can severely limit crop yields and thus impair loan repayments and the value of the underlying collateral. This risk can be reduced with a variety of insurance coverages which can help to ensure loan repayment. Government support programs and the Company generally require farm borrowers to procure crop insurance coverage. Grain and livestock prices also present a risk as prices may decline prior to sale resulting in a failure to cover production costs. These risks may be reduced by the farmer with the use of futures contracts or hedges to mitigate price risk.

Consumer and Other: The consumer and other loan portfolios consist of various term and line of credit loans such as automobile loans and loans for other personal purposes. Repayment for these types of loans will come from borrowers’ income sources that are typically independent of the loan purpose. Credit risk is driven by consumer economic factors (such as unemployment and general economic conditions in the Company’s market area) and the creditworthiness of a borrower.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

The following tables present the amortized cost basis within each credit quality indicator by year of origination as of December 31, 2025 and September 30, 2025 (in thousands):

(Unaudited) 12/31/2025	2025	2024	2023	2022	2021	Prior	Revolving Loans	Total
Commercial
Risk rating
Pass	21,690	14,503	13,107	5,473	3,378	12,156	79,730	150,037
Watch	—	—	—	59	1,092	415	134	1,700
Substandard	39	37	131	800	943	4,974	36	6,960

Total commercial	21,729	14,540	13,238	6,332	5,413	85,119	12,326	158,697

Commercial real estate
Risk rating
Pass	130,732	48,446	41,343	104,793	48,334	112,004	8,330	493,982
Watch	—	2,161	—	—	—	—	—	2,161
Substandard	—	1,215	—	—	—	—	1,305	2,520

Total commercial real estate	130,732	51,822	41,343	104,793	48,334	8,330	113,309	498,663

Residential real estate
Risk rating
Pass	85,951	57,516	36,337	45,090	49,567	70,338	33,369	378,168
Watch	—	327	860	855	—	1,075	4,270	7,387
Substandard	—	12	389	—	1	—	157	559

Total residential real estate	85,951	57,855	37,589	45,945	49,568	71,413	37,796	386,114

Agriculture
Risk rating
Pass	10,601	1,838	1,948	1,702	397	57,445	3,221	77,152
Watch	39	—	55	19	105	586	38	842
Substandard	45	—	—	—	—	1,292	50	1,387

Total agriculture	10,685	1,838	2,003	1,721	502	59,323	3,309	79,381

Agriculture real estate
Risk rating
Pass	32,073	6,681	12,703	21,672	22,146	24,140	44,753	164,168
Watch	500	—	108	2,699	545	1,342	19	5,213
Substandard	512	882	—	1,226	—	—	34	2,654

Total agriculture real estate	33,085	7,563	12,811	25,597	22,691	25,482	44,806	172,035

Consumer and other
Risk rating
Pass	2,735	1,415	746	1,162	36	1,506	888	8,488
Watch	—	—	—	—	—	—	15	15
Substandard	—	—	—	—	—	—	—	—

Total consumer and other	2,735	1,415	746	1,162	36	1,506	903	8,503

Total loans
Risk rating
Pass	283,782	130,399	106,184	179,892	123,858	241,489	206,391	1,271,995
Watch	539	2,488	1,023	3,632	1,742	3,418	4,476	17,318
Substandard	596	2,146	520	2,026	944	6,266	1,582	14,080

Total loans	284,917	135,033	107,727	185,550	126,544	251,173	212,449	1,303,393

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

(Audited) 9/30/2025	2025	2024	2023	2022	2021	Prior	Revolving Loans	Total
Commercial
Risk rating
Pass	14,919	16,720	18,763	5,941	3,854	13,954	82,194	156,345
Watch	—	—	—	74	1,130	—	415	1,619
Substandard	41	39	135	874	1,006	35	5,820	7,950

Total commercial	14,960	16,759	18,898	6,889	5,990	13,989	88,429	165,914

Commercial real estate
Risk rating
Pass	91,593	55,391	45,759	110,956	51,911	121,503	9,955	487,068
Watch	—	2,161	—	—	—	—	—	2,161
Substandard	—	1,215	—	—	—	1,886	—	3,101

Total commercial real estate	91,593	58,767	45,759	110,956	51,911	123,389	9,955	492,330

Residential real estate
Risk rating
Pass	60,082	68,836	38,181	51,424	51,336	36,333	72,494	378,686
Watch	—	331	860	721	—	4,309	1,075	7,296
Substandard	—	11	389	561	1	157	—	1,119

Total residential real estate	60,082	69,178	39,430	52,706	51,337	40,799	73,569	387,101

Agriculture
Risk rating
Pass	4,017	3,102	2,370	2,207	680	3,230	50,506	66,112
Watch	74	—	55	21	169	63	620	1,002
Substandard	45	35	—	8	8	74	1,292	1,462

Total agriculture	4,136	3,137	2,425	2,236	857	3,367	52,418	68,576

Agriculture real estate
Risk rating
Pass	27,416	7,062	13,706	21,909	22,355	46,348	21,776	160,572
Watch	500	—	108	2,699	545	19	1,306	5,177
Substandard	512	882	—	1,226	—	35	—	2,655

Total agriculture real estate	28,428	7,944	13,814	25,834	22,900	46,402	23,082	168,404

Consumer and other
Risk rating
Pass	1,882	1,652	821	1,262	63	904	1,860	8,444
Watch	—	—	—	—	—	—	—	—
Substandard	—	—	—	—	—	—	—	—

Total consumer and other	1,882	1,652	821	1,262	63	904	1,860	8,444

Total loans
Risk rating
Pass	199,909	152,763	119,600	193,699	130,199	222,272	238,785	1,257,227
Watch	574	2,492	1,023	3,515	1,844	4,391	3,416	17,255
Substandard	598	2,182	524	2,669	1,015	2,187	7,112	16,287

Total loans	201,081	157,437	121,147	199,883	133,058	228,850	249,313	1,290,769

The Company evaluates the loan risk grading system definitions on an ongoing basis. No significant changes were made during 2025.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

The following tables present the Company’s loan portfolio aging analysis as of December 31, 2025 and September 30, 2025 (in thousands):

(Unaudited) 12/31/2025	30-59 Days Past Due	60-90 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans
Commercial	$83	$340	$1,416	$1,839	$156,859	$158,697
Commercial real estate	494	—	105	599	498,064	498,663
Residential real estate	5,387	—	5,353	10,740	375,373	386,114
Agriculture	—	—	—	—	79,381	79,381
Agriculture real estate	—	—	—	—	172,035	172,035
Consumer and other	18	—	—	18	8,485	8,503

Total	$5,982	$340	$6,874	$13,196	$1,290,197	$1,303,393

(Audited) 9/30/2025	30-59 Days Past Due	60-90 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans
Commercial	$15	$1,240	$142	$1,397	$164,517	$165,914
Commercial real estate	1,315	—	1,873	3,188	489,142	492,330
Residential real estate	8,060	222	961	9,243	377,858	387,101
Agriculture	74	43	—	117	68,459	68,576
Agriculture real estate	—	—	—	—	168,404	168,404
Consumer and other	80	—	—	80	8,364	8,444

Total	$9,544	$1,505	$2,976	$14,025	$1,276,744	$1,290,769

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

The following table presents the Company’s nonaccrual loans at December 31, 2025 and September 30, 2025 (in thousands).

(Unaudited) 12/31/2025	Nonaccrual Loans Without a Specific Reserve	Total Nonaccrual	Loans Past Due Over 89 Days and Still Accruing
Commercial	$1,415	$1,415	$—
Commercial real estate	—	—	105
Residential real estate	4,631	4,643	861
Agriculture	—	—	—
Agriculture real estate	—	—	—
Consumer and other	—	—	—

	$6,046	$6,058	$966

(Audited) 9/30/2025	Nonaccrual Loans Without a Specific Reserve	Total Nonaccrual	Loans Past Due Over 89 Days and Still Accruing
Commercial	$142	$142	$—
Commercial real estate	1,873	1,873	—
Residential real estate	1,111	1,111	—
Agriculture	51	51	—
Agriculture real estate	—	—	26
Consumer and other	4	4	—

	$3,181	$3,181	$26

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 3:	Loans and Allowance for Credit Losses - Continued

The following tab presents the amortized cost basis of collateral-dependent loans as of December 31, 2025 and September 30, 2025, respectively, by collateral type (in thousands).

2025	Real Estate	12/31/2025 (Unaudited) Business Assets	Total
Commercial	$—	$1,179	$1,179
Commercial real estate	—	—	—
Residential real estate	4,637	—	4,637
Agriculture	—	—	—
Agriculture real estate	34	—	34
Consumer and other	—	—	—

	$4,671	$1,179	$5,850

2024	Real Estate	9/30/2025 (Audited) Business Assets	Total
Commercial	$—	$1,229	$1,229
Commercial real estate	1,873	—	1,873
Residential real estate	1,108	—	1,108
Agriculture	—	51	51
Agriculture real estate	35	—	35
Consumer and other	—	—	—

	$3,016	$1,280	$4,296

The Company had no loans at December 31, 2025 and September 30, 2025 that were modified with borrowers having financial difficulty.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 4:	Leases

The Company leases certain office space in various cities in Nebraska. The company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (ROU) assets, and operating lease liabilities on the consolidated balance sheets. The Company leases for office space expire in various years through 2041. These leases generally contain renewal options for periods ranging from 5-10 years and require the Company to pay all executory costs (property taxes, maintenance, and insurance). Lease payments have an escalating fee schedule, which range from a 2% to 5% increase each year. Termination of the leases is generally prohibited unless there is a violation under the lease agreement.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain the Company will exercise this option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company has no material related party leases. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

In determining the discount rate used to measure the right-of-use asset and lease liability, the Company uses rates implicit in the lease, or if not readily available, the Company uses its incremental borrowing rate based on information available at the commencement date of the lease to determine the present value of lease payments. Incremental borrowing rates were used to determine the present value of lease payments and were derived by utilizing the FHLB long term debt rates, corresponding to lease commencement date and estimated term, which are similar to the Company’s secured debt yields.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 4:	Leases - Continued

The lease cost and other required information for the three month periods ended December 31, 2025 and 2024 are:

	(Unaudited) 12/31/2025	(Unaudited) 12/31/2024
	(in thousands)
Lease Cost
Operating lease cost	$221	$225
Other information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$198	$199

Future minimum lease payments under non-cancellable leases as of December 31, 2025 were as follows:

Period Ending December 31,	(in thousands)
2026	$814
2027	836
2028	850
2029	864
2030	879
Thereafter	7,886

Total future minimum lease payments	$12,129
Less imputed interest	3,785

Lease liabilities	$8,344

The weighted average remaining lease term for operating leases as of December 31, 2025 (unaudited) and September 30, 2025 (audited) were 14 years and 14 years, respectively. The weighted average discount rate on operating leases as of December 31, 2025 (unaudited) and September 30, 2025 (audited) were 5.51% and 5.51%, respectively.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 5:	Premises and Equipment

A summary of the cost and accumulated depreciation of premises and equipment at December 31, 2025 and September 30, 2025 is as follows:

	(Unaudited) 12/31/2025	(Audited) 9/30/2025
	(in thousands)
Land	$306	$306
Buildings and improvements	2,884	2,842
Furniture and fixtures	4,701	4,683
Leasehold improvements	2,206	2,206

	10,097	10,037
Less accumulated depreciation and amortization	(6,774)	(6,630)

Net premises and equipment	$3,323	$3,407

Note 6:	Goodwill

The changes in the carrying amount of goodwill for the years ended December 31, 2025 and September 30, 2025 were:

	(Unaudited) 12/31/2025	(Audited) 9/30/2025
	(in thousands)
Balance, October 1
Goodwill	$15,213	$15,213

Balance, December 31	$15,213	$15,213

Note 7:	Time Deposits

Time deposits in denominations of greater than $250,000 totaled $87,906,000 and $84,698,000 at December 31, 2025 and September 30, 2025, respectively.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 7:	Time Deposits - Continued

At December 31, 2025 (unaudited), the scheduled annual maturities of time deposits (in thousands) are as follows:

2026	$356,077
2027	81,177
2028	34,373
2029	19,400
2030	18,283
Thereafter	34,672

$543,982

Brokered and reciprocal deposits totaled approximately $407,465 and $406,039 at December 31, 2025 and September 30, 2025, respectively.

Note 8:	Borrowed Funds

Borrowed funds at December 31, 2025 and September 30, 2025 consist of the following:

	(Unaudited) 12/31/2025	(Audited) 9/30/2025
	(in thousands)
Long-term Federal Home Loan Bank advances	$99,635	$100,580
Lines of credit with Federal Home Loan Bank	41,500	34,700
Federal Funds Purchased	—	35,000
Line of credit with a bank	22,486	9,718
Notes payable to a bank	—	8,900

Total	$163,621	$188,898

The Federal Home Loan Bank advances are secured by mortgage loans totaling $421,637,000 and $428,081,000 at December 31, 2025 and September 30, 2025, respectively. Advances, at interest rates from .82% to 5.08% maturing through March 2035 are subject to restrictions or penalties in the event of prepayment.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 8:	Borrowed Funds - Continued

At December 31, 2025, the Company had a line of credit with the FHLB to meet short-term borrowing needs that matures and automatically renews daily at the discretion of the FHLB. The line of credit has a variable interest rate that adjusts daily (3.89% at December 31, 2025 and 4.33% at September 30, 2025) with interest payable monthly. At December 31, 2025 and September 30, 2025, the Company had combined remaining borrowing availability for FHLB advances and the line of credit of $270,495,000 and $282,794,000, respectively. The FHLB has sole discretion to deny additional advances.

In January of 2025, the Company opened a line of credit with the Federal Reserve Bank. The debt that had an outstanding balance of $35,000,000 at September 30, 2025 which was fully repaid during the period ended December 31, 2025.

The Company had a note payable with a bank with an outstanding principal balance of $8,900,000 at September 30, 2025 that was fully repaid during the period ended December 31, 2025.

At December 31, 2025 and September 30, 2025, the Company has a revolving line of credit with a bank, with maximum available credit of $27,500,000 maturing April 15, 2026. Interest is payable quarterly. The interest rate is the prime rate (6.75% at December 31, 2025 and 7.25% at September 30, 2025) with a floor of 4.25%. The line is collateralized by 100% of the common stock of the Company’s subsidiary bank and had an outstanding balance of $22,486,000 and $9,718,000 at December 31, 2025 and September 30, 2025, respectively.

Aggregate annual maturities of the long-term borrowed funds at December 31, 2025 are (in thousands):

2026	$11,805
2027	50,060
2028	18,500
2029	4,680
2030	7,425
Thereafter	7,165

Total	$99,635

Note 9:	Employee Benefit Plans

The Company has a 401(k) profit sharing plan covering substantially all employees with one month of service. Contributions to the plan are determined by the Board of Directors with certain limitations. Plan expense was approximately $159,000 and $138,000 for the three months ended December 31, 2025 and 2024, respectively.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 10:	Changes in Accumulated Comprehensive Income (AOCI) by Component

There were no amounts reclassified from AOCI to the consolidated statements of income during the three month periods ended December 31, 2025 and 2024.

Note 11:	Related Party Transactions

At December 31, 2025 and September 30, 2025, certain officers, directors, stockholders, employees, their immediate families and companies in which they have significant beneficial ownership were indebted to the Company in the aggregate amount of approximately $6,852,000 and $5,940,000, respectively. Deposits from related parties held by the Company at December 31, 2025 and September 30, 2025, totaled $21,303,000 and $22,016,000, respectively.

In management’s opinion, such loans, other extensions of credit, and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management’s opinion, these loans did not involve more than normal risk of collectability or present other unfavorable features.

Note 12:	Minimum Regulatory Capital Requirements

The Company’s subsidiary bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under U.S. GAAP, regulatory reporting requirements, and regulatory capital standards. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Furthermore, the Bank’s regulators could require adjustments to regulatory capital not reflected in these financial statements. Prompt corrective actions are not applicable to bank holding companies.

Quantitative measures established by regulatory reporting standards to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to risk-weighted assets (as defined), common equity Tier I capital (as defined) to total risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2025 and September 30, 2025, that the Bank met all capital adequacy requirements to which it is subject.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 12:	Minimum Regulatory Capital Requirements - Continued

As of December 31, 2025, the most recent notification from the regulators categorized the Company’s subsidiary bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the bank must maintain minimum total risk-based capital, Tier I risk-based capital, common equity Tier I risk-based capital and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank’s categories.

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. The Bank’s actual capital amounts and ratios are also presented in the table.

	Actual		Minimum Capital Requirement		Minimum to Be Well Capitalized Under Prompt Corrective Action Provisions		Minimum Capital Requirements including Capital Conservation Buffer of 2.50
(Unaudited)	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
12/31/2025
Total capital to risk weighted assets	$148,346	11.3%	$104,454	8.0%	$131,818	10.0%	$138,409	10.5%
Tier 1 capital to risk weighted assets	133,402	10.1%	79,091	6.0%	105,454	8.0%	112,045	8.5%
Common equity Tier 1 capital to risk weighted assets	133,402	10.1%	59,318	4.5%	85,682	6.5%	92,273	7.0%
Tier 1 capital to average assets	133,402	9.5%	56,198	4.0%	70,248	5.0%	91,322	6.5%
(Audited)
9/30/2025
Total capital to risk weighted assets	$144,655	11.1%	$104,621	8.0%	$130,776	10.0%	$137,315	10.5%
Tier 1 capital to risk weighted assets	130,163	10.0%	78,466	6.0%	104,621	8.0%	111,160	8.5%
Common equity Tier 1 capital to risk weighted assets	130,163	10.0%	58,849	4.5%	85,004	6.5%	91,543	7.0%
Tier 1 capital to average assets	130,163	9.4%	55,642	4.0%	69,553	5.0%	90,419	6.5%

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 13:	Financial Instruments with Off-Balance-Sheet or Concentration-of Credit Risk

Credit Related Financial Instruments

The Company is party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and Small Business Investment commitments.

Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

At December 31, 2025 and September 30, 2025, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount
	(Unaudited) 12/31/2025	(Audited) 9/30/2025
	(in thousands)
Commitments to extend credit	$262,959	$263,083
Standby letters of credit	2,772	2,285
Unfunded Small Business Investment Company (SBIC) Commitments	378	378

Commitments to extend credit are agreements to lend to customers as long as there is no violation of any condition established in the contracts. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments may expire without being drawn upon. Therefore, total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company, is based on management’s credit assessment of the customer.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of customers to third parties. The credit risk involved when issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments if deemed necessary.

Unfunded SBIC commitments are unconditional obligations to invest as a Limited Partner in qualified small business investments. The credit risk to the Company is limited to its commitment of capital contributions.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 13:	Financial Instruments with Off-Balance-Sheet or Concentration-of Credit Risk - Continued

Collateral Requirements

To reduce credit risk related to credit-related financial instruments, the Company might deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Company’s credit evaluation of the customer. Collateral held varies but may include cash, securities, accounts receivable, inventory, property and equipment, various agricultural products, and real estate.

Other Credit Risks

The Company grants primarily agribusiness, commercial, installment and residential loans to customers in the trade areas surrounding the Company’s physical locations. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on the agribusiness economic sector.

At December 31, 2025 and September 30, 2025, approximately 36% and 37%, respectively, of the Company’s total deposits consisted of short-term certificates of deposit which were issued through a broker and reciprocal balances, which generally had denominations less than $250,000

Note 14:	Member Unit Incentive Plan

The Company’s Member Incentive Plan, which is member approved, permits the grant of member units to its employees. The Company believes that such awards better align the interests of its employees with those of its members. Units awarded are generally granted with an exercise price equal to book value. Each year units awarded will vest into an exercise price based on prevailing market conditions of the Company at the vesting date and is estimated by management. Units vest 10% a year for seven years with the remaining 30% vesting upon a change in control of the Company, an employee’s death or disability, or an employee becoming retirement eligible. The Company defines retirement eligible as the date when the sum of the employee’s age and years of service reaches 75.

As of September 30, 2025, the Company had 816.4 nonvested shares with weighted-average grant- date fair value of $2,428 per share. During 2025, 145.4 shares were granted at an weighted-average grant-date fair value of $2,849. Subsequent to the period ending December 31, 2025, all shares were fully vested with change of control.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 15:	Disclosures About Fair Value of Assets and Liabilities

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements must maximize the use of observable inputs and minimize the use of unobservable inputs. There is a hierarchy of three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2

Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs supported by little or no market activity and are significant to the fair value of the assets or liabilities

Recurring Measurements

The following table presents the fair value measurements of assets recognized in the accompanying consolidated balance sheets measured at fair value on a recurring basis and the level within Topic 820 fair value hierarchy in which the fair value measurements fall at December 31, 2025 and September 30, 2025:

		Fair Value Measurements Using
		Quoted Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
(Unaudited) 12/31/2025
U.S. Treasuries	$16,427	$—	$16,427	$—
State and political subdivisions	28,673	—	26,804	1,869
Mortgage-backed (GSE residential/commercial)	38,497	—	38,497	—
(Audited) 9/30/2025
U.S. Treasuries	$16,307	$—	$16,307	$—
State and political subdivisions	28,301	—	26,408	1,893
Mortgage-backed (GSE residential/commercial)	39,652	—	39,652	—

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 15:	Disclosures about Fair Value of Assets and Liabilities - Continued

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying consolidated balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy. There have been no significant changes in the valuation techniques during the period ended December 31, 2025. For assets classified within Level 3 of the fair value hierarchy, the process used to develop the reported fair value is described below.

Securities Available for Sale

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include marketable equity securities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows. Level 2 securities include U.S. government agencies, state and political subdivisions, corporates, and mortgage-backed securities. In cases where Level 1 and Level 2 inputs are not available, securities are classified as Level 3 of the hierarchy and include private equity securities and certain state and political subdivisions.

For Level 3 securities available for there were no transfers in the periods ended December 31, 2025 and September 30, 2025. There were no gains or losses for the three month periods ended December 31, 2025 and December 31, 2024 included in net income attributable to the change in unrealized gains or losses related to assets still held at the reporting date.

Unobservable (Level 3) Inputs

The following table presents quantitative information about unobservable inputs used in Level 3 fair value measurements at December 31, 2025 (Unaudited) and September 30, 2025 (Audited):

	Fair Value at 12/31//2025	Valuation Technique	Unobservable inputs
State & Political Subdivisions	1,869	Discounted Cash Flows	Unrated security yield and adjustment Marketability yield discount

	Fair Value at 9/30/2025	Valuation Technique	Unobservable inputs
State & Political Subdivisions	1,893	Discounted Cash Flows	Unrated security yield and adjustment Marketability yield discount

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 15:	Disclosures about Fair Value of Assets and Liabilities - Continued

Nonrecurring Measurements

There were no assets or liabilities measured on a nonrecurring basis at December 31, 2025 and September 30, 2025.

Fair Value of Financial Instruments

The following tables present estimated fair values of the Company’s financial instruments at December 31, 2025 and September 30, 2025:

	(Unaudited) 12/31/2025
	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3
	(in thousands)
Financial assets
Cash and cash equivalents	$12,819	$12,819	$12,819	$—	$—
Interest-bearing time deposits in banks	100	100	100	—	—
Available-for-sale securities	83,597	83,597	—	81,728	1,869
Loans held for sale	1,150	1,150	—	1,150	—
Loans, net of allowance for credit losses	1,287,734	1,281,201	—	—	1,281,201
Interest receivable	10,599	10,599	—	10,599	—
Nonmarketable equity securities	6,849	6,849	—	6,849	—

Total assets	$1,402,848	$1,396,315	$12,919	$100,326	$1,283,070

Financial liabilities
Deposits	1,131,715	1,051,889	—	1,051,889	—
Federal Home Loan Bank advances	141,135	140,403	—	140,403	—
Other borrowed funds	22,486	22,486	—	22,486	—
Interest payable	3,098	3,098	—	3,098	—

Total liabilities	$1,298,434	$1,217,876	$—	$1,217,876	$—

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 15: Disclosures about Fair Value of Assets and Liabilities - Continued

	(Audited) 9/30/2025
	Carrying Amount	Estimated Fair Value	Level 1	Level 2	Level 3
	(in thousands)
Financial assets
Cash and cash equivalents	$11,021	$11,021	$11,021	$—	$—
Interest-bearing time deposits in banks	100	100	100	—	—
Available-for-sale securities	84,260	84,260	—	82,367	1,893
Loans held for sale	903	903	—	903	—
Loans, net of allowance for credit losses	1,275,374	1,253,679	—	—	1,253,679
Interest receivable	10,902	10,902	—	10,902	—
Nonmarketable equity securities	6,908	6,908	—	6,908	—

Total assets	$1,389,468	$1,367,773	$11,121	$101,080	$1,255,572

Financial liabilities
Deposits	1,095,468	1,015,999	—	1,015,999	—
Federal funds purchased	35,000	35,000		35,000
Federal Home Loan Bank advances	135,280	134,874	—	134,874	—
Other borrowed funds	18,618	18,204	—	18,204	—
Interest payable	3,620	3,620	—	3,620	—

Total liabilities	$1,287,986	$1,207,697	$—	$1,207,697	$—

Fair Value of Financial Instruments

The following methods were used to estimate the fair value of all other financial instruments recognized in the accompanying balance sheets at amounts other than fair value.

Cash and Cash Equivalents

The carrying amount approximates fair value.

Interest-Bearing Time Deposits in Banks

The carrying amount approximates fair value

Nonmarketable Securities

Fair value is estimated at book value due to restrictions that limit the sale or transfer of such Securities but where a price can be determined, the fair value was determined based on the quoted market price on the New York Stock Exchange as of the reporting date.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 15:	Disclosures about Fair Value of Assets and Liabilities – Continued

Loans

The fair value of loans is estimated by discounting the future cash flows using the market rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The market rates used are based on current rates the Banks would impose for similar loans and reflect a market participant assumption about risks associated with nonperformance, illiquidity, and the structure and term of the loans along with local economic and market conditions.

Deposits

Fair value of term deposits is estimated by discounting the future cash flows using rates of similar deposits with similar maturities. The market rates used were obtained from similar-sized institutions reviewed by the Company. The estimated fair value of demand, NOW, savings and money market deposits is the book value since rates are regularly adjusted to market rates and amounts are payable on demand at the reporting date.

Federal Funds Purchased

The carrying amounts of federal funds purchased approximate the estimated fair values of such liabilities.

Federal Home Loan Bank Advances and Other Borrowed Funds

Fair value is estimated by discounting the future cash flows using rates of similar advances with similar maturities. These rates were obtained from current rates offered by FHLB and the Wall Street Journal Prime Rate.

Interest Payable and Interest Receivable

The carrying amount approximates fair value.

Off-Balance-Sheet Instruments

Due to the short-term nature of such instruments and the relative insignificance of fees currently charged to enter into similar agreements, no fair value has been assigned to off-balance-sheet items.

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

The Company’s remaining assets and liabilities are not considered financial instruments or are not material.

Note 16:	General Litigation

The Company is subject to claims and lawsuits that arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have material adverse effects on the financial position, results of operations and cash flows of the Company.

Note 17:	Change in Accounting Principle

The Company has recorded a change in accounting principle as of and for the year ended September 30, 2024, as the Company now meets the definition of a public business entity based on Accounting Standards Update (“ASU”) No. 2013-12 since the financial statements will be included in a 8-K filing of Equity Bancshares, Inc. and therefore, must be prepared in accordance with Regulation S-X requirements. The consolidated financial statements have been updated to reverse prior elections to apply certain private company guidance related to leases. The following summarizes the impact on the financial statement amounts. There was no change to the statement of operations as a result of the change in accounting principle.

The following illustrates the impact on the consolidated balance sheet:

	As of September 30, 2024 (amount in thousands)
	As previously reported	Restated
Operating lease right-of-use asset	$9,430	$8,498
Operating lease liabilities	9,673	8,741

The following illustrates the impact on the consolidated statement of cash flows:

	As of September 30, 2024 (amount in thousands)
	As previously reported	Restated
Amortization of operating lease right-of-use asset	$525	$394
Operating lease liabilities	(417)	(286)

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 18:	Condensed Financial Information - Parent Company Only

Presented below is the condensed financial information as to financial position, results of operations and cash flows of the Parent Company.

Frontier Holdings, LLC

CONDENSED BALANCE SHEET

For the Periods Ended December 31, 2025 and September 30, 2025

(Dollar amounts in thousands, except per share data)

	(Unaudited) 12/31/2025	(Audited) 9/30/2025
ASSETS
Cash and due from banks	$293	$236
Investment in bank subsidiary	140,078	136,194
Investment in nonbank subsidiary	4	4
Other assets	2,037	2,492

Total assets	$142,412	$138,926

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term borrowings	$22,486	$9,718
Long-term borrowings	—	8,900
Interest payable and other liabilities	3,007	1,242

Total liabilities	25,493	19,860
Stockholders’ equity	116,919	119,066

Total liabilities and stockholders’ equity	$142,412	$138,926

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 18:	Condensed Financial Information - Parent Company Only – Continued

Frontier Holdings, LLC

CONDENSED STATEMENTS OF INCOME

For the Three Months Ended December 31, 2025 and 2024

(Dollar amounts in thousands, except per share data)

	(Unaudited) 12/31/2025	(Unaudited) 12/31/2024
Dividends from subsidiary bank	$—	$3,700
Other income	4	4

Total income	4	3,704
Expenses
Interest expense	276	379
Other expenses	3,858	934

Total expenses	4,134	1,313

Income (loss) before applicable income taxes	(4,130)	2,391
Income tax	—	—

Income before undistributed income of subsidiaries	(4,130)	2,391
Equity in undistributed income of subsidiaries
Bank subsidiary	3,239	537
Nonbank subsidiary	—	—

Net income	$(891)	$2,928

Frontier Holdings, LLC

Notes to Consolidated Financial Statements

December 31, 2025 and September 30, 2025

Note 18:	Condensed Financial Information - Parent Company Only - Continued

CONDENSED STATEMENTS OF CASH FLOWS

For the Three Months Ended December 31, 2025 and 2024

(Dollar amounts in thousands)

	(Unaudited) 12/31/2025	(Unaudited) 12/31/2024
Operating Activities
Net income	$(891)	$2,928
Items not requiring (providing) cash
Investment in Bank subsidiary	(3,239)	(4,237)
Depreciation and amortization	18	12
Amortization of operating lease right-of-use asset	8	10
Net changes in:
Other assets	428	378
Operating lease liability	(7)	(8)
Interest payable and other liabilities	1,771	(43)

Net cash provided by operating activities	(1,912)	(960)

Investing activities Dividends received from Bank Subsidiary	—	3,700

Net cash used in investing activities	—	3,700

Financing activities
Proceeds from other borrowed funds	12,767	750
Repayment of other borrowed funds	(8,899)	(2,890)
Distributions to members	(1,900)	(500)

Net cash provided by financing activities	1,968	(2,640)

Net change in cash and cash equivalents	56	100
Cash and cash equivalents, beginning of year	236	54

Cash and cash equivalents, end of year	$292	$154